UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 12, 2017

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2017, the Company and DaVinci Centre for Wellness and Alternative Therapies, Ltd (“DaVinci”) mutually agreed in writing to terminate and unwind the previously executed revised Stem Cell Lab Development Agreement (“Revised Agreement”) pursuant to which DaVinci was to provide the clinical facilities and staff support necessary for the Company to begin offering stem cell therapies in the Cayman Islands.  The Revised Agreement was to become effective upon the funding of a $1.5 million financing.  That financing did not occur.  Details of the Revised Agreement were previously reported in the Company’s Current Report on Form 8-K dated July 6, 2017 and filed with the Securities and Exchange Commission on July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated:October 12, 2017	/s/ James R. Musick James R. Musick, President and CEO